Exhibit 99.1

LeMaitre Q2 2015 Record Sales $19.9mm (+12% organic), Record Op. Inc. $2.8mm (+41%)

BURLINGTON, Mass., July 28, 2015 — LeMaitre Vascular, Inc. (Nasdaq: LMAT), a provider of vascular devices, today reported Q2 2015 results, announced a $0.04/share dividend and provided guidance.

Q2 2015 results included:

•	Record sales of $19.9mm, +10% reported (+12% organic) vs. Q2 2014

•	Record operating income of $2.8mm vs. $2.0mm, +41%

•	Operating margin of 14%

•	Net income of $1.8mm vs. $1.3mm, +39%

•	Earnings of $0.10 per diluted share vs. $0.08

•	Record EBITDA of $3.7mm vs. $2.8mm, +31%

Q2 2015 sales of $19.9mm increased 10% (+12% organic) vs. Q2 2014. The HYDRO LeMaitre Valvulotome and the XenoSure patch continued to drive growth. Sales in The Americas increased 11%, while international sales increased 7%. Unit sales increased 21% in Q2 2015.

Gross margin decreased to 66.0% in Q2 2015 from 68.1% in Q2 2014 primarily due to the strong dollar, and lower margin sales from the Omniflow II and angioscope acquisitions as well as the HYDRO.

Operating expenses in Q2 2015 were $10.3mm, down 1% from $10.4mm in the year-earlier quarter. The Company ended Q2 2015 with 81 sales reps vs. 83 at the end of Q2 2014.

“We continue to pursue 10% sales growth and 20% profit growth,” said George W. LeMaitre, Chairman and CEO.

Quarterly Dividend

On July 23, 2015, the Company’s Board of Directors approved a quarterly dividend of $0.04/share of common stock. The dividend will be paid September 3, 2015 to shareholders of record on August 20, 2015.

Business Outlook

The Company expects Q3 2015 sales of $18.8mm, a reported increase of 7% vs. Q3 2014. Excluding currency effects, this represents 15% sales growth. Excluding currency effects and acquisitions, this represents 10% sales growth (organic growth). The Company expects Q3 2015 gross margin of 69.0%. The Company also expects Q3 2015 operating income of $2.2mm (12% operating margin), an increase of 19% vs. Q3 2014.

The Company has increased its full-year 2015 sales guidance to $77.3mm, a reported increase of 9% vs. 2014. Excluding currency effects, this represents 16% sales growth. Excluding currency effects and acquisitions, this represents 11% sales growth (organic growth). The Company expects 2015 gross margin of 68.5%. The Company has increased its 2015 operating income guidance to $9.4mm (12% operating margin), an increase of 48% vs. 2014.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 877-280-4953 (+1 857-244-7310 for international callers), using passcode 26985471. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q3 2015 and 2015 sales, gross margin and operating income levels. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products; the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse or fluctuating conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$19,430	$18,692
Accounts receivable, net	12,242	10,803
Inventory	15,781	16,714
Prepaid expenses and other current assets	2,856	2,379

Total current assets	50,309	48,588

Property and equipment, net	6,610	6,878
Goodwill	17,900	17,281
Other intangibles, net	6,941	7,157
Deferred tax assets	1,309	1,418
Other assets	168	170

Total assets	$83,237	$81,492

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,293	$1,127
Accrued expenses	6,595	7,479
Acquisition-related obligations	1,351	1,435

Total current liabilities	9,239	10,041

Deferred tax liabilities	2,918	2,919
Other long-term liabilities	641	325

Total liabilities	12,798	13,285

Stockholders’ equity
Common stock	191	188
Additional paid-in capital	77,053	75,389
Retained earnings	4,979	3,248
Accumulated other comprehensive loss	(3,525)	(2,365)
Treasury stock	(8,259)	(8,253)

Total stockholders’ equity	70,439	68,207

Total liabilities and stockholders’ equity	$83,237	$81,492

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net sales	$19,897	$18,161	$38,844	$34,915
Cost of sales	6,767	5,785	12,597	11,315

Gross profit	13,130	12,376	26,247	23,600

Operating expenses:
Sales and marketing	5,519	5,537	11,376	11,766
General and administrative	3,303	3,296	6,921	6,611
Research and development	1,331	1,137	2,484	2,481
Medical device excise tax	183	176	363	340
Impairment charges	—	161	—	161
Restructuring charges	—	89	—	492

Total operating expenses	10,336	10,396	21,144	21,851

Income from operations	2,794	1,980	5,103	1,749

Other income (loss):
Other income (loss), net	30	20	47	(22)

Income before income taxes	2,824	2,000	5,150	1,727

Provision for income taxes	1,057	728	2,014	662

Net income	$1,767	$1,272	$3,136	$1,065

Earnings per share of common stock
Basic	$0.10	$0.08	$0.18	$0.07

Diluted	$0.10	$0.08	$0.17	$0.07

Weighted - average shares outstanding:
Basic	17,582	16,113	17,503	15,852

Diluted	18,065	16,545	17,930	16,290

Cash dividends declared per common share	$0.040	$0.035	$0.080	$0.070

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the six months ended
	June 30, 2015		June 30, 2014		June 30, 2015		June 30, 2014
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$12,371	62%	$11,123	61%	$23,954	62%	$21,464	61%
International	7,526	38%	7,038	39%	14,890	38%	13,451	39%

Total Net Sales	$19,897	100%	$18,161	100%	$38,844	100%	$34,915	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending June 30, 2015
Net sales as reported	$19,897
Impact of currency exchange rate fluctuations	1,654
Net impact of acquisitions and distributed sales excluding currency	(1,313)

Adjusted net sales		$20,238

For the three months ending June 30, 2014
Net sales as reported	$18,161
Net impact of divestitures excluding currency	(46)

Adjusted net sales		$18,115

Adjusted net sales increase for the three months ending June 30, 2015		$2,123	12%

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending September 30, 2015
Net sales per guidance	$18,800
Impact of currency exchange rate fluctuations	1,370
Net impact of acquisitions and distributed sales excluding currency	(875)

Adjusted net sales		$19,295

For the three months ending September 30, 2014
Net sales as reported	$17,501
Net impact of divestitures excluding currency	(25)

Adjusted net sales		$17,476

Adjusted net sales increase for the three months ending September 30, 2015		$1,819	10%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2015
Net sales per guidance	$77,300
Impact of currency exchange rate fluctuations	5,400
Net impact of acquisitions and distributed sales excluding currency	(3,560)

Adjusted net sales		$79,140

For the year ending December 31, 2014
Net sales as reported	$71,097
Net impact of divestitures excluding currency	(76)

Adjusted net sales		$71,021

Adjusted net sales increase for the year ending December 31, 2015		$8,119	11%

Reconciliation between GAAP and Non-GAAP sales growth - Excluding changes in foreign currency:
For the three months ending September 30, 2015
Net sales per guidance	$18,800
Impact of currency exchange rate fluctuations	1,370

Adjusted net sales		$20,170

For the three months ending September 30, 2014
Net sales as reported		$17,501

Adjusted net sales increase for the three months ending September 30, 2015		$2,669	15%

Reconciliation between GAAP and Non-GAAP sales growth - Excluding changes in foreign currency:
For the year ending December 31, 2015
Net sales per guidance	$77,300
Impact of currency exchange rate fluctuations	5,400

Adjusted net sales		$82,700

For the year ending December 31, 2014
Net sales as reported		$71,097

Adjusted net sales increase for the year ending December 31, 2015		$11,603	16%

	For the three months ended		For the six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Reconciliation between GAAP and Non-GAAP EBITDA
Net income, as reported	$1,767	$1,272	$3,136	$1,065
Amortization and depreciation expense	840	789	1,672	1,620
Interest income	(4)	(2)	(4)	(3)
Provision for income taxes	1,057	728	2,014	662

EBITDA	$3,660	$2,787	$6,818	$3,344